UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 12, 2007 (December 10, 2007)

CuraGen Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23223	06-1331400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 East Main Street, Branford, Connecticut		06405
(Address of Principal Executive Offices)		(Zip Code)

(203) 481-1104

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 10, 2007, CuraGen Corporation, a Delaware corporation (“CuraGen”), provided a clinical and regulatory update on belinostat, a small molecule histone deactylase inhibitor. Clinical trial results from a Phase II study of intravenous belinostat for the treatment of peripheral T-cell lymphoma (PTCL) and cutaneous T-cell lymphoma (CTCL) were presented at the American Society of Hematology 2007 Annual Meeting. Updated preliminary data on a total of 32 patients, consisting of 12 patients with PTCL and 20 patients with CTCL were presented. Two of 10 evaluable patients with PTCL achieved a complete response (CR), and four additional patients had stable disease (SD) lasting a median of 14 weeks (range 12-23 weeks). Assessments for duration of response are ongoing with CR durations of 18 and 21 weeks at the time of presentation. In addition, three of 19 evaluable patients with CTCL achieved an objective response, including one CR and two partial responses, and an additional 8 patients had SD. The CR duration is beyond 55 weeks with follow-up assessments ongoing. 71% of patients with evaluable SWAT scores had an improvement in skin burden of CTCL as demonstrated by a decrease in SWAT score. Enrollment is continuing into the study with a target of approximately 34 patients for each type of lymphoma.

CuraGen also reported that the preliminary PTCL results from the ongoing Phase II trial were submitted to the U.S. Food and Drug Administration (FDA) as part of an End-of-Phase II meeting held on November 29, 2007. Based on the meeting with the FDA, CuraGen plans to submit a clinical trial protocol to the FDA under a Special Protocol Assessment, and anticipates initiating a registrational clinical trial for PTCL during the second half of 2008. CuraGen currently anticipates that the pivotal trial will be an uncontrolled, open-label clinical trial that will enroll approximately 80 to 100 patients with a primary endpoint of objective response rate and secondary endpoints including duration of response, progression free survival, and overall survival.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements.

Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in CuraGen’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by CuraGen from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, CuraGen’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. CuraGen is providing the information in this Current Report on Form 8-K as of this date and assumes no obligations to update the information included herein or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURAGEN CORPORATION

Date: December 12, 2007	By:	/s/ David M. Wurzer
David M. Wurzer Executive Vice President and Chief Financial Officer (Principal Financial Officer)